Exhibit 99.1

New Frontier Corporation and United Family Healthcare Announce First Half 2019 Financial Results for United Family Healthcare

HONG KONG – (October 25, 2019) – New Frontier Corporation (NYSE: NFC) (“NFC”), a publicly traded special purpose acquisition company, and United Family Healthcare (“UFH”), a leading private healthcare provider offering comprehensive premium healthcare services in China, today announced certain financial results for UFH for the six months ended June 30, 2019. As previously announced, NFC and UFH entered into a transaction agreement pursuant to which NFC will indirectly acquire UFH in a business combination transaction (the “business combination”). The business combination is expected to close in the fourth quarter of 2019.

UFH First Half 2019 Highlights (unaudited)

•	Total revenue for the first half of 2019 increased by 21.8% to RMB 1.2 billion, as compared to RMB 990 million for the first half of 2018. This is increase is a result of organic growth and is in line with full year 2019 projected revenue growth of 21.5%(1).
•	Total Adjusted EBITDA(1) for the first half of 2019 increased to RMB 84 million from Adjusted EBITDA loss of RMB 2 million in the second half of 2018, as a result of the strong ramp-up in performance of UFH’s newly opened Guangzhou United Family Hospital (“GZU”) and Shanghai Pudong United Family Hospital (“PDU”) in the first half of 2019. GZU and PDU obtained full set of licenses and formally launched in 2H 2018. As of the end of the first half of 2019, UFH had achieved 60% of its projected full year 2019 Adjusted EBITDA.

First Half 2019 Results and Full Year 2019 Projected Results(1)

UFH’s first half 2019 and expected full year 2019 revenue and Adjusted EBITDA(1) results are summarized below.

Summary of 1H Revenue Performance

(RMB mm)	2018 Actual		2019		Period over Period Change %
	6 Months Ended Jun 30th	Year Ended Dec 31st	6 Months Ended Jun 30th (Actual)	Year Ended Dec 31st (Projected) (A)	6 Months Ended Jun 30th (Actual)	Year Ended Dec 31st (Projected) (A)
Revenue
Operating Assets
BJU (incl. clinics)(1)	568	1,168	647	1,304	14.1%	11.6%
PXU (incl. clinics)(2)	252	492	264	531	4.6%	7.8%
Tier 2 (TJU, QDU, Rehab) & Other Assets(3)	132	305	170	374	28.5%	22.8%
Sub-total(4)	952	1,965	1,082	2,209	13.6%	12.4%
Expansion Assets (Tier 1)
Expansion (GZU, PDU, DTU)(5)	35	97	123	285	252.4%	194.8%
Shenzhen (mgmt. contract)	-	-	-	5
Sub-total	35	97	123	290	252.4%	200.4%
Others
Expansion Assets (Tier 2)	3	(3)	1	2
Total(6)	990	2,059	1,206	2,501	21.8%	21.5%

(A)	Full year 2019 projected revenue and projected Adjusted EBITDA were included in the Investor Presentation filed as Exhibit 99.2 to NFC's Form 8-K filed on July 30.
(1)	Revenue of Beijing United Family Hospital (“BJU”) and its clinics grew 14.1% year over year in the first half of 2019, as compared to the same period in 2018, which is ahead of the 2019 full year projected growth of 11.6%. BJU’s strong revenue growth in the first half of 2019 was primarily driven by an increase in volume in BJU’s family medicine, internal medicine, orthopaedics and emergency services departments.
(2)	Shanghai Puxi United Family Hospital (“PXU”) and its associated clinics recorded a 4.6% year over year revenue growth in the first half of 2019, as compared to the same period in 2018. The revenue growth was primarily driven by an increase in volume in PXU’s orthopaedics, surgery and internal medicine departments. In addition, PXU successfully relocated its business operations to its new, more expansive facility in the first week of October 2019, which is expected to contribute further to its revenue grown in the next few quarters. The 2019 full year projection had assumed that PXU would relocate in the second quarter of 2019, however, the move was delayed to the fourth quarter due to a delay in receiving necessary medical licensing approvals.

(3)	Revenue from UFH’s tier two facilities and other assets, as a group, showed 28.5% year over year growth in the first half of 2019, as compared to the projected full year 2019 growth of 22.8%. This growth was primarily driven by a continued ramp-up of operations at Qingdao United Family Hospital (“QDU”) and increased patient volume in UFH’s Bo’ao clinic.
(4)	UFH’s operating assets, as a group achieved 13.6% growth in the first half of 2019, as compared to projected full year 2019 revenue of 12.4%.
(5)	As a result of the opening of UFH’s Guangzhou United Family Hospital (“GZU”) and PDU facilities in the fourth quarter of 2018, revenue for UFH’s expansion assets, as a group, are expected to increase from RMB 97 million in the full year ended 2018 to RMB 290 million for the full year ended 2019. As of the end of the first half of 2019, GZU and its associated clinics and PDU had earned RMB 273 million of revenue on an annualized basis based on June 2019 monthly revenue, and is on track to hit the full year expected revenue of RMB 285 million.
(6)	Despite the delay in the relocation to the new expanded PXU facility, UFH’s facilities, as a whole, achieved organic revenue growth of 21.8% in the first half of 2019, as compared to the same period in 2018, which is in line with the full year projected growth estimates of 21.5%, as a result of strong performance across the group.

Summary of 1H Adjusted EBITDA Performance

(RMB mm)	2018 Actual		2019		Period over Period Change %
	6 Months Ended Jun 30th	Year Ended Dec 31st	6 Months Ended Jun 30th (Actual)	Year Ended Dec 31st (Projected) (A)	6 Months Ended Jun 30th (Actual)	Year Ended Dec 31st (Projected) (A)
Adjusted EBITDA
Operating Assets
BJU (incl. clinics)(1)	154	310	181	345	17.3%	11.5%
PXU (incl. clinics)(2)	63	110	65	130	3.9%	18.0%
Tier 2 (TJU, QDU, Rehab) & Other Assets	(8)	(9)	(8)	(6)
Sub-total(3)	209	411	239	469	14.2%	14.3%
Expansion Assets (Tier 1)
Expansion (GZU, PDU, DTU)(4)	(59)	(185)	(80)	(167)
Shenzhen (mgmt. contract)	-	-	-	5
Sub-total	(59)	(185)	(80)	(162)
Others
Expansion Assets (Tier 2)	-	-	-	-
HQ(5)	(64)	(141)	(75)	(168)
Total(6)	86	84	84	140

Adjusted EBITDA Margin (%)
Operating Assets
BJU (incl. clinics)(1)	27.2%	26.5%	27.9%	26.5%
PXU (incl. clinics)(2)	24.9%	22.4%	24.7%	24.5%
Tier 2 (TJU, QDU, Rehab) & Other Assets	(6.3%)	(3.1%)	(4.5%)	(1.6%)
Sub-total	21.9%	20.9%	22.1%	21.2%
Expansion Assets (Tier 1)
Expansion Assets (Tier 1)	(167.9%)	(191.7%)	(64.7%)	(56.7%)
Overall	8.7%	4.1%	6.9%	5.6%

(A)	Full year 2019 projected revenue and projected Adjusted EBITDA were included in the Investor Presentation filed as Exhibit 99.2 to NFC's Form 8-K filed on July 30.
(1)	As a result of improved physician productivity and increased efficiencies in BJU’s selling, general and administrative expenses, BJU and its associated clinics achieved strong Adjusted EBITDA growth of 17.3% in the first half of 2019, as compared to projected Adjusted EBITDA growth for the full year 2019 of 11.5%. In addition, Adjusted EBITDA margin increased to 27.9% in the first half of 2019, as compared to 27.2% for the first half of 2018, primarily due to better cost control and operational improvements at the facility. In addition, BJU achieved 52.4% of the expected full year Adjusted EBITDA growth by the end of the first half of 2019.
(2)	PXU has achieved 3.9% year over year Adjusted EBITDA growth in the first half of 2019, as compared to the same period in 2018. PXU’s Adjusted EBITDA includes additional rental expenses of RMB 13 million in the first half of 2018 and RMB 16 million in the first half of 2019 as a result of having leases on two properties simultaneously due to its pending move to the new site. Regardless of the additional rent, PXU’s Adjusted EBITDA margin remained steady at 24.7% in the first half of 2019, as compared with 24.9% in the first half of 2018, primarily as a result of improved efficiencies in sales, marketing and administrative expenses. UFH is currently in negotiation with its joint venture partner of PXU regarding an annual rental reimbursement of RMB 15 million per year. Such rental rebate and one-off relocation expenses are added-back in the full year projected Adjusted EBITDA. Despite the delay in its relocation from the second quarter to the fourth quarter of 2019, by the end of the second quarter of 2019, PXU had achieved 50.2% of its expected full year Adjusted EBITDA.

(3)	UFH’s Operating Assets, as a group, achieved Adjusted EBITDA growth of 14.2% year over year in the first half of 2019, as compared with its projected full year growth of 14.3% for 2019, even without the expected contribution from PXU’s expansion and relocation that was expected to occur in the first half of 2019. By the end of the first half of 2019, UFH’s Operating Assets achieved 50.8% of their total Adjusted EBITDA projections for the full year ended 2019.
(4)	Expansion Assets, as a group, experienced a decrease in total Adjusted EBITDA loss from RMB 127 million (or -205% of revenue) in the second half of 2018 to RMB 80 million (or -65% of revenue) in the first half of 2019. This decrease was primarily due to the strong ramp up in the OB/GYN, paediatrics, family medicine and post-partum rehabilitation practices at both GZU and PDU. Furthermore, the actual Adjusted EBITDA loss in the first half of 2019 of RMB 80 million is less than the projected Adjusted EBITDA loss of RMB 87 million for the second half of 2019. Assuming both GZU and PDU continue to ramp-up their services in the second half of 2019, UFH is expected to achieve its full year Adjusted EBITDA estimate.
(5)	A large portion of the expenses incurred by UFH’s headquarters since 2018 were related to the business development, project management, procurement and sales and marketing initiatives for its newly opened facilities including PDU and GZU. In the second half of 2018, UFH recorded increased expenses at its headquarters relating to the opening of the GZU and PDU properties. Headquarters expense is projected to be RMB 93 million for the second half of 2019, as compared to RMB 75 million for the first half of 2019, however, UFH expects to come in below the projected amount given that there are no expected facility openings in the second half of 2019 (other than the relocation of the PXU facility).
(6)	UFH’s total Adjusted EBITDA for the second half of 2018 was impacted by additional expenses and initial operating losses related to its newly opened GZU and PDU facilities. UFH had projected RMB 140 million of Adjusted EBITDA for the full year 2019, 59.9% of which was already achieved by the end of the first half of 2019.

Cautionary Note Regarding Expected Full Year 2019 Results for United Family Healthcare

The expected full year 2019 revenue and Adjusted EBITDA results for UFH are preliminary, unaudited and subject to completion, reflect UFH and NFC’s management’s estimates based solely upon information available to them as of the date of this press release. Such preliminary expectations are subject to the closing of the full year 2019 and finalization of year-end financial and accounting procedures (which have yet to be completed) and should not be viewed as a substitute for complete, full-year financial statements prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). UFH’s auditors have not audited, reviewed, compiled, or performed any procedures with respect to such expected 2019 results for purposes of their inclusion in this press release, and accordingly, they have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release.

(1)       Non-IFRS Financial Measures

This press release includes Adjusted EBITDA, which is a non-IFRS financial measure that is used by UFH’s management and external users of its financial statements. UFH defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) finance expense/(income), (iii) other gains or losses, (iv) other expenses (such as share based compensation), (v) provision for income taxes, as further adjusted for (vi) certain monitoring fees paid to certain shareholders, and (vii) lease expense adjustment as a result of adoption of IFRS 16, (viii) transaction costs. Adjusted EBITDA is not a measure of net income (loss) as calculated under IFRS. UFH’s management believes that Adjusted EBITDA is useful for evaluating operating performance and comparing its results of operations from period-to-period and against its peers without regard to UFH’s financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or any other measure determined in accordance with IFRS or as an indicator of UFH’s operating performance or liquidity. The presentation of Adjusted EBITDA should not be construed as an inference that results will be unaffected by unusual or non-recurring items. Additionally, computation of Adjusted EBITDA for UFH may not be comparable to other similarly titled measures of other companies.

Information reconciling forward-looking Adjusted EBITDA to an IFRS financial measure is unavailable without unreasonable effort. UFH is not able to provide a reconciliation of forward looking Adjusted EBITDA to IFRS financial measures because certain items required for such reconciliations are outside of the company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. UFH’s auditors have not audited, reviewed, compiled, or performed any procedures with respect to such forward-looking information for purposes of their inclusion in this press release, and accordingly, they have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release. Such forward-looking information is for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

The following table provides a reconciliation of Net income / (loss) to Adjusted EBITDA for the historical periods presented.

(RMB mm)		2018A	2018 H1A	2019 H1A

Revenue		2,059	990	1,206

Net income / (loss)		(154)	(30)	(121)
Adjustments
A1)	Depreciation and amortization	139	61	169
A2)	Share-based compensation	18	9	21
A3)	Income tax expense	60	30	41
A4)	Finance expenses, net	51	4	68
A5)	Miscellaneous income, net[1]	(33)	12	1
A6)	Lease expense adj. as a result of adoption of IFRS 16	-	-	(101)

B1)	Monitoring fee payable to TPG and Fosun[2]	4	2	2
B2)	One-off transaction fees	-	-	5
Subtotal of adjustments		238	117	205
Adjusted EBITDA		84	86	84

1.	Miscellaneous income, net are other income and expense not attributable to operating expenses and finance expenses, such as gains on disposal of held-to-sale assets.
2.	Monitoring fee payable to certain shareholders each year are not related to UFH’s business operations.

About New Frontier Corporation

New Frontier Corporation is a public investment company formed by New Frontier Public Holding Ltd., an affiliate of New Frontier Group, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. New Frontier Group is a China-focused investment group that invests in, builds and operates diversified businesses in the Chinese new economy sectors. For more information, visit www.new-frontier.com

About United Family Healthcare

Healthy Harmony Holdings, L.P., which operates its business under the brand name “United Family Healthcare,” is a leading private healthcare provider offering comprehensive premium healthcare services in China through the operations of its United Family Hospitals and Clinics, a network of private hospitals and affiliated ambulatory clinics. United Family Healthcare currently has nine hospitals and in total over 700 licensed beds in operation or under construction in all four 1st tier cities and selected 2nd tier cities. Further company information may be found at www.unitedfamilyhospitals.com.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NFC's or UFH’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to complete the business combination (including due to the failure to receive required shareholder approvals, or the failure of other closing conditions); the inability to recognize the anticipated benefits of the proposed business combination; the inability to meet the listing requirements of the New York Stock Exchange; costs related to the business combination; UFH’s ability to manage growth; UFH’s ability to execute its business plan, including its planned expansions, and meet its projections; rising costs adversely affecting UFH’s profitability; potential litigation involving NFC or UFH, or after the closing, the post-business combination company, and general economic and market conditions impacting demand for UFH’s services, and in particular economic and market conditions in the Chinese healthcare industry and changes in the rules and regulations that apply to such business, including as it relates to foreign investments in such businesses. None of NFC or UFH undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, NFC has filed a preliminary proxy statement of NFC with the U.S. Securities and Exchange Commission (the “SEC”). NFC will mail a definitive proxy statement and other relevant documents to its shareholders when available. NFC’s shareholders and other interested persons are advised to read, the preliminary proxy statement and, when available, the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the business combination, as these materials will contain important information about NFC, UFH and the business combination. When available, the definitive proxy statement and other relevant materials for the business combination will be mailed to shareholders of NFC as of a record date to be established for voting on the business combination. Shareholders may obtain copies of the preliminary proxy statement, and, when available, will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: New Frontier Corporation, 23rd Floor, 299 QRC 287-299, Queen’s Road Central, Hong Kong, Attention: Harry Chang, or by telephone at (852) 3703-3251.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

NFC and UFH and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NFC’s shareholders with respect to the business combination. Information about such persons, including their name and a description of their interests in NFC, UFH and the business combination, as applicable, are set forth in the proxy statement for the business combination, when it becomes available. The proxy statement will be available free of charge at the SEC’s website at www.sec.gov, or by directing a request to: New Frontier Corporation, 23rd Floor, 299 QRC 287-299, Queen’s Road Central, Hong Kong, Attention: Harry Chang, or by telephone at (852) 3703-3251.